Exhibit 5.1

A&L Goodbody Solicitors  International Financial Services Centre  North Wall Quay  Dublin 1

Tel: +353 1 649 2000 Fax: +353 1 649 2649 email: info@algoodbody.com website: www.algoodbody.com  dx: 29 Dublin

A

Our ref 01420150	Your ref	Date 12 May 2017

B

To: Board of Directors

Nabriva Therapeutics plc

56 Fitzwilliam Square

Dublin 2

Nabriva Therapeutics plc (the Company)

Dear Sirs

1.                                      Basis of Opinion

We are acting as Irish counsel to the Company, a public limited company incorporated under the laws of Ireland (registered number 599588), in connection with the Registration Statement on Form S-4 filed with the United States Securities and Exchange Commission (the SEC) on 12 May 2017, as amended (the Registration Statement), under the Securities Act of 1933, as amended (the Securities Act).

We refer in particular to the registration by the Company of up to 30,716,480 ordinary shares, par value $0.01 per share (the Ordinary Shares), pursuant to the Registration Statement (such Ordinary Shares to be issued in connection with the exchange offer to be made by the Company to holders of Nabriva Therapeutics AG common shares and American Depositary Shares (the Exchange Offer), pursuant to the terms of the Company’s exchange offer document to be dated on or about 19 May 2017 (the Exchange Offer Document).

1.1.                            This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.2.                            This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time,  nor to notify you of any change of law, facts or circumstances referred to or relied upon in the giving of this Opinion.

1.3.                            This Opinion is given solely for the benefit of the addressee of this Opinion and may not be relied upon by any other person without our prior written consent, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of US federal securities laws.

1.4.                            This Opinion is also strictly confined to the matters expressly stated herein at section 2 below and is not to be read as extending by implication or otherwise to any other matter.

1.5.                            As Irish counsel to the Company in connection with the registration of the Ordinary Shares, we have examined:

Dublin	Belfast	London	New York	San Francisco	Palo Alto

P.M. Law	L.A. Kennedy	K.A. Feeney	G. O’Toole	S. O’Croinin	A.M. Curran	P.M. Murray	M. Coghlan	K. Ryan	R. Lyons	J. Williams
C.E. Gill	S.M. Doggett	M. Sherlock	J.N. Kelly	J.W. Yarr	A. Roberts	N. Ryan	D.R. Francis	E. Hurley	J. Sheehy	A. O’Beirne
E.M. FitzGerald	B. McDermott	E.P. Conlon	N. O’Sullivan	D.R. Baxter	M. Dale	P. Walker	A. Casey	G. Stanley	C. Morrissey	M.D. Cole
J. G. Grennan	C. Duffy	E. MacNeill	M.J. Ward	A. McCarthy	R.M. Moore	K. Furlong	B. Hosty	D. Dagostino	C. McLoughlin	G. Conheady
J. Coman	P.V. Maher	K.P. Allen	A.C. Burke	J.F. Whelan	D. Main	P.T. Fahy	M. O’Brien	E. Keane	C. Carroll
P.D. White	S. O’Riordan	E.A. Roberts	D. Widger	J.B. Somerville	J. Cahir	M. Rasdale	K. Killalea	C. Clarkin	S.E. Carson
V.J. Power	M.P. McKenna	C. Rogers	C. Christle	M.F. Barr	M. Traynor	D. Inverarity	L. Mulleady	R. Grey	P. Diggin

Consultants:	J.R. Osborne	S.W. Haughey	Professor J.C.W. Wylie	A.F. Browne	M.A. Greene	A.V. Fanagan	J.A. O’Farrell	I.B. Moore

(a)                                 the documents listed in the schedule (the Schedule) to this Opinion (the Documents);

(b)                                 the searches listed at section 1.6 below; and

(c)                                  such other documents and records as we have deemed necessary to enable us to render the opinions set forth below.

1.6.                            For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on 12 May 2017 on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator.

1.7.                            For the purpose of giving this opinion, we have examined originals or copies, facsimile copies, copies certified to our satisfaction or copies sent to us by email in pdf or other electronic format of the Documents, as listed in the Schedule.

2.                                      Opinion

Subject to the foregoing and to the within additional qualifications and assumptions and to any matters not disclosed to us, we are of the opinion that:

2.1.                            the Company has been duly incorporated and is a company existing under the laws of Ireland; and

2.2.                            on completion of the Exchange Offer in accordance with its terms, the Ordinary Shares will have been duly authorised and when issued in accordance with the terms of the Exchange Offer Document will be validly issued, fully paid and not subject to calls for any additional payments (“non-assessable”).

3.                                      Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

The Registration Statement and Exchange Offer

3.1.                            That when filed with the SEC, the Registration Statement will not differ in any material respect from the drafts that we have examined and that the Registration Statement and any amendments to the Registration Statement (including post-effective amendments) will have become effective under the Securities Act;

3.2.                            that the Ordinary Shares will be allotted and issued in the manner stated in the Registration Statement and in the Exchange Offer Document;

3.3.                            that the Exchange Offer is completed in accordance with the terms and conditions of the Exchange Offer Document and that the Ordinary Shares will be issued in accordance with the resolutions and authorities of the shareholders or Directors of the Company upon which we have relied and in accordance with the terms and conditions of the Exchange Offer Document.

Authenticity and bona fides

3.3                               the completeness and authenticity of all Documents, the genuineness of all signatories, stamps and seals thereon and where incomplete Documents have been submitted to us that the originals of such Documents are identical to the last draft of the complete Documents submitted to us;

3.4                               that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.5                               that the form of Memorandum and Articles of Association of the Company being filed with the Registration Statement as Exhibit 3.3 (the Memorandum and Articles of Association) will be adopted by the shareholders of the Company and will be the Memorandum and Articles of Association at the time of the issuance of the Ordinary Shares;

3.6                               that there is, at the relevant time of the allotment and issue of the Ordinary Shares, no matter affecting the authority of the directors to issue and allot the Ordinary Shares, not disclosed by the Memorandum and Articles of Association or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.7                               that the Exchange Offer, has been duly authorised and approved;

Accuracy of searches and warranties

3.8                               the accuracy and completeness of the information disclosed in the searches referred to in section 1.6 above and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

3.9                               the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

We hereby consent to the filing of this Opinion with the SEC as an exhibit to the Registration Statement.

The Opinion is governed by and construed in accordance with the laws of Ireland.

Yours faithfully

/s/ A&L Goodbody

A&L Goodbody

SCHEDULE

The Documents

1.                                      A copy of the Registration Statement.

2.                                      A copy of the draft Exchange Offer Document dated 12 May 2017.

3.                                      A copy of the resolution of the board of directors of the Company dated 12 April 2017 regarding the approval and adoption of, among other things, the approval and filing of the Registration Statement with the SEC.

4.                                      A copy of the resolution of the board of directors of the Company dated 12 May 2017 regarding the approval of, among other things, the allotment and issuance of the Ordinary Shares in the Company.

5.                                      A corporate certificate of the Chief Financial Officer of the Company dated 12 May 2017.

6.                                      A copy of the memorandum and articles of association of the Company in its current form effective 4 April 2017.

7.                                      A copy of the Memorandum and Articles of Association (to be adopted prior to the issuance of the Ordinary Shares).

8.                                      A copy of the Certificate of Incorporation of the Company dated 1 March 2017.

9.                                      A copy of the Certificate of a Public Company Entitled to do Business of the Company dated 6 April 2017.

10.                               A copy of the Certificate of Incorporation on change of name of the Company dated 10 April 2017.

11.                               Letter of Status from the Irish Companies Registration Office dated 12 May 2017.